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                                                                   Exhibit 10.29


         THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building (the "Building") known as, and having an address at, 25-31 Dartmouth Street, Westwood, Massachusetts.
         The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

               BASIC LEASE PROVISIONS AND ENUMERATIONS OF EXHIBITS

1.1 INTRODUCTION. The following sets forth the basic data and identifying Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2   BASIC DATA.

      Date:                           August 18, 1995

      Landlord:                       MORTIMER B. ZUCKERMAN, TRUSTEE OF
                                      BEE EM ZEE TRUST under Declaration
                                      of Trust dated May 10, 1976 and filed
                                      with the Norfolk County Registry
                                      District of the Land Court as Document
                                      No. 364271 but not individually.

      Present Mailing Address         c/o Boston Properties, Inc.
      of Landlord:                    8 Arlington Street
                                      Boston, Massachusetts 02116

      Landlord's Construction         Michael A. Cantalupa
      Representative:

      Tenant:                         SKY ROCK SERVICES CORPORATION,
                                      a Delaware corporation

      Present Mailing Address:        199 Wells Avenue
                                      Newton Centre, Massachusetts 02159


      Tenant's Construction           Timothy A. DeMello
      Representative:

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                                      -2-


      Original Term:                  With respect to the Office Premises,

                                      the Original Term shall commence on the
                                      "Office Premises Commencement Date"
                                      (hereinafter defined); and with respect
                                      to the Warehouse Premises, the Original
                                      Term shall commence on the "Warehouse
                                      Premises Commencement Date" (also
                                      hereinafter defined); and the Original
                                      Term shall expire on the last day of
                                      the [co]sixtieth (60th) full calendar
                                      month following the Warehouse Premises
                                      Commencement Date, unless extended
                                      pursuant to Section 2.5 hereof or
                                      unless extended or sooner terminated as
                                      hereinafter provided.


      Extension Option:               One (1) period of five (5) years as
                                      provided in and on the terms set forth
                                      in Section 3.2 hereof.

      Lease Term:                     The Original  Term and if extended
                                      pursuant to Section 3.2 hereof the
                                      Extended Term.

      Lease Year:                     A period of twelve (12) consecutive
                                      calendar months, commencing on the
                                      first day of January in each year,
                                      except that the first Lease Year of the
                                      Lease Term hereof shall be the period
                                      commencing on the Commencement Date and
                                      ending on the succeeding December 31,
                                      and the last Lease Year of the Lease
                                      Term hereof shall be the period
                                      commencing on January 1 of the calendar
                                      year in which the Lease Term ends, and
                                      ending with the date on which the Lease
                                      Term ends.

      Office Premises
      Commencement Date:              September 11, 1995

      Warehouse Premises
      Commencement Date:              October 2, 1995

      Building:                       The single story Building located on the
                                      "Site".

      The Office Premises:            The portion of the Building labeled as
                                      "Office Space" on the floor plan annexed

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                                      -3-


                                      hereto as Exhibit B and incorporated
                                      herein by reference as further defined
                                      and limited in Section 2.1 hereof.

      The Warehouse Premises:         The portion of the Building labeled
                                      as "Warehouse Space" on the floor plan
                                      annexed hereto as Exhibit B and
                                      incorporated herein by reference as
                                      further defined and limited in Section
                                      2.1 hereof.

      The Initial Premises:           The Office Premises and the Warehouse
                                      Premises.

      Premises:                       The Office Premises, the Warehouse
                                      Premises and such other portion of the
                                      Building that Tenant is leasing at
                                      any time pursuant to the provisions
                                      of this Lease.

      Rentable Floor Area of
      The Office Premises:            9,269 square feet.

      Rentable Floor Area of
      The Warehouse Premises:         27,367 square feet.

      Rentable Floor Area of
      The Initial Premises
      (being the Total of the
      Office Premises and the
      Warehouse Premises):            36,636 square feet.

      Rentable Floor Area of
      the Premises:                   The Rentable Floor Area of the Office
                                      Premises and the Rentable Floor Area of
                                      the Warehouse Premises and the
                                      rentable floor are of the space added
                                      to the Premises by the Tenant pursuant to its rights under this Lease.

      Total Rentable Floor Area
      of the Building:                78,045 square feet.

      Annual Fixed Rent For
      The Office Premises:            During the Original Term of this Lease
                                      at the annual rate of $60,248.50 being
                                      the product of (i) $6.50 and (ii) the
                                      "Rentable Floor Area of the Office
                                      Premises."

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                                      -4-


      Annual Fixed Rent For
      The Warehouse Premises:         During the Original Term of this Lease at
                                      the annual rate of $177,885.50 being the product of (i) $6.50 and (ii) the "'Rentable Floor Area of the Warehouse
                                      Premises."

      Annual Fixed Rent For
      The Initial Premises:           During the Original Term of this Lease
                                      at the annual rate equal to the sum of
                                      the Annual Fixed Rent for the Office
                                      Premises and the Annual Fixed Rent for
                                      the Warehouse Premises.


      Annual Fixed Rent For
      The Premises:                   During the Original Term, the sum of
                                      the Annual Fixed Rent for the Initial
                                      Premises and the Annual Fixed Rent for
                                      any space added to the Premises by
                                      Tenant pursuant to its rights under
                                      this Lease.

      Annual Fixed Rent
      During Extended Term:           As determined pursuant to Section 3.2
                                      if the extension option is exercised
                                      in accordance with Section 3.2.


      Tenant Electricity:             As provided in and subject to the
                                      provisions of Section 5.2 and Section 7.5 hereof.

      Additional Rent:                All charges and other sums payable by
                                      Tenant as set forth in this Lease, in
                                      addition to Annual Fixed Rent.

      Initial Minimum Limits
      of Tenant's Commercial
      General Liability Insurance:    $2,000,000 combined single limit per
                                      occurrence on a per location basis.

      Lot or Site:                    All, and also any part of, the property
                                      described in Exhibit A, plus any additions or reductions thereto resulting from the change of any abutting street line. The terms Lot and Site are used interchangeably in this instrument.

      Property:                       The Building and Lot or Site.

      Real Estate Taxes:              As provided in Article VI hereof.

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                                      -5-


      Operating Expenses:             As provided in Article VII hereof

      Number of Parking Spaces:       Ninety (90) spaces as provided in
                                      Section 10.1 hereof.

      Permitted Use:                  (i) For the storage warehousing and
                                      distribution of prepackaged food,
                                      nonalcoholic beverages and other
                                      prepackaged household consumable
                                      products (the "Pre-Packaged
                                      Warehousing/Distribution Uses");
                                      provided, however, that Tenant shall be
                                      solely responsible (a) for conducting the Warehousing/ Distribution Uses in compliance with the provisions of the Westwood Zoning By-Law from time to time applicable to the Property (the
                                      "Applicable Zoning By-Law") and (b) for
                                      obtaining and maintaining in full force
                                      and effect such permits, licenses and
                                      approvals, if any, as shall be required
                                      for the aforesaid use by any applicable
                                      Legal Requirements (including, without
                                      limitation, Westwood Board of Health
                                      requirements) and the failure to do so
                                      shall not affect this Lease and (ii) for office uses ancillary to the aforesaid use and other uses customarily ancillary to the aforesaid uses to the extent permitted pursuant to the
                                      Applicable Zoning By-Law.

      Additional Permitted Uses:      The storage warehousing and distribution
                                      of meat, fish, produce and alcoholic
                                      beverages and other warehouse and
                                      distribution uses only provided and on
                                      the condition precedent in each case
                                      that (i) (a) such use shall be
                                      permitted as of right under the
                                      provisions of the Applicable Zoning
                                      By-Law or (b) if permitted under the
                                      Applicable Zoning By-Law only upon the
                                      issuance of a special permit, other
                                      approval or permission (the "Use
                                      Permit"), Tenant (at its sole cost and
                                      expense) shall obtain such Use Permit,
                                      shall maintain the Use Permit in full
                                      force and effect and shall comply with
                                      all of the terms and conditions of the
                                      Use Permit; (ii) Tenant (at its sole
                                      cost and

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                                      -6-

                                      expense) shall comply with all
                                      "Insurance Requirements"; (iii) Tenant
                                      (at its sole cost and expense) shall
                                      comply with all other applicable "Legal
                                      Requirements," shall obtain such
                                      permits, approvals and licenses
                                      (collectively "Other Permits") as may
                                      from time to time be required by
                                      applicable Legal Requirements, shall
                                      maintain such Other Permits in full
                                      force and effect and shall comply with
                                      all of the terms and conditions set
                                      forth in the Other Permits; and (iv)
                                      shall not create, cause, suffer or
                                      permit any nuisance, unsafe or
                                      unsanitary conditions to exist which
                                      affect the Premises, any other premises
                                      in the Building or any portion of the
                                      Property. Without limiting the
                                      foregoing, Tenant shall not permit any
                                      insects, rodents or vermin of any kind
                                      to exist in, on or about the Property.

      Insurance Requirements:         The requirements of any insurer of the
                                      Property and the requirements of any
                                      organization or service board or rating
                                      agency insofar as they pertain to the
                                      Property or the use of the Premises or
                                      the manner of use of the Premises.

      Legal Requirements:             All laws, statutes, by-laws and court
                                      decisions and the orders, rules,
                                      regulations and requirements of all
                                      Federal State, County and municipal
                                      governments and the appropriate
                                      agencies, authorities, officers,
                                      departments, boards and commissions
                                      thereof (including, but not limited to,
                                      the Town of Westwood Board of Health),
                                      whether now or hereinafter in force,
                                      which may be applicable to the Premises
                                      or the Property or the use or manner of
                                      use thereof or to the streets,
                                      sidewalks and curbs adjacent thereto.

      Recognized Brokers:             Meredith & Grew, Incorporated 160
                                      Federal Street Boston, Massachusetts
                                      02110 and Leggatt McCall/Grubb & Ellis


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                                      -7-


                                      One Post Office Square Boston,
                                      Massachusetts 02109

      Security Deposit:               $60,000.00, as provided in and subject
                                      to Section 17.26 hereof.

1.3 ENUMERATION OF EXHIBITS. The following Exhibits attached hereto are a part of this Lease, are incorporated herein by reference, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

                  Exhibit A         --      Description of the Site.

                  Exhibit B         --      Floor Plan of Initial Premises and
                                            Offer Space.

                  Exhibit C         --      Tenants Construction Plan.

                  Exhibit D         --      Intentionally Omitted.

                  Exhibit E         --      Broker Determination.

                  Exhibit F         --      Title Matters.


                                   ARTICLE II

                                    PREMISES

2.1 DEMISE AND LEASE OF PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, the Premises in the Building, excluding exterior faces of exterior walls, the common stairways and stairwells, mechanical rooms, electric and telephone closets, janitor closets, and pipes, ducts, shafts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises includes less than the entire rentable area of any floor, excluding the common corridors located on such floor.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, but not in a manner or extent that would interfere with the normal operation and use of the Building as a multi-tenant light industrial and warehouse building and subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, corridors and stairways of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the


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                                      -8-


         common walkways and driveways necessary for access to the Building and
         (c) if the Premises include less than the entire rentable floor area of any floor, the common corridors of such floor.

         Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Except in the case of emergencies, Landlord agrees to use its best efforts to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises.

2.3 SIGNAGE. Tenant shall have the right to one but only one of (a) a sign located on the exterior of the Building or (b) a pylon sign location in the lawn area of the Site fronting on Dartmouth Street ("Tenant's Signage") provided that (i) such Tenant's signage as is selected by Tenant is first approved by Landlord as to the size, location, aesthetics, design and scheme thereof and (ii) such Tenant's signage as selected by Tenant complies with all applicable Insurance Requirements and all applicable Legal Requirements including, without limitation, the requirements of the Town of Westwood Zoning By-Law (collectively called "Governmental Requirements"). Tenant shall be solely responsible for all costs and expenses regarding such Tenant's Signage including, without limitation, design costs, installation costs, maintenance and repair costs, and all applicable, permit and approval costs. Landlord agrees to cooperate with Tenant regarding Tenant's obtaining approvals of such Tenant's Signage provided that Landlord shall not be required to expend any monies, assume any costs or expenses or undertake or assume any liability. Tenant shall be solely responsible (at its sole cost and expense) for the maintenance, repair and upkeep of such Tenant's Signage. In addition, Landlord shall improve the existing street signage along University Avenue (the "University Avenue Sign") in a manner generally consistent with the white post, hanging shingle type sign that exists at the property known as and numbered 40-46 Harvard Street Westwood, Massachusetts owned by an affiliate of Landlord and Tenant shall be entitled to one (1) identification panel on the University Avenue Sign. The rights set forth in this Section 2.3 shall not be available to any assignee or subtenant except for an assignee or subtenant under Section 12.2 hereof and in no event shall any signage under this Section 2.3 identify more than one (1) occupant of the Premises. The failure or inability of Tenant to obtain and/or maintain any permits, approvals, consents or the like required by Governmental Requirements or to obtain Landlord's cooperation shall not affect in any way this Lease or Tenant's obligations under this Lease and, without limitation, Tenant shall have no right to terminate this Lease and shall have no right to any abatement, set off withholding or other reduction of Annual Fixed Rent or Additional Rent.

2.4 TENANT'S RIGHT OF FIRST OFFER. (A) The portion of the Building shown on Exhibit B as the "First Offer Space" contains 20,111 square feet of rentable floor area (the "Rentable Floor Area of the First Offer Space"). This Section 2.4 shall apply to the First Offer Space and to the remaining space in the Building only under the limited circumstance that a "Third Party Offer" (hereinafter defined) is received or obtained covering all or a portion of the remaining space in the Building and all or a portion of the First Offer Space. As of the Date of this Lease, the First Offer Space is not leased to Tenant or any other tenants. Subject to the provisions of this Section 2.4, Landlord agrees that if at any time Landlord shall receive or obtain a bona fide offer from a third party offeror (a "Third Party Offeror") which Landlord wishes, in good faith, to accept or otherwise desires to enter into a lease (a "Third Party Offer") to lease all or any portion of the First Offer Space or any larger portion of the Building which includes all or any portion of the First Offer Space then Landlord shall first give notice thereof to Tenant, provided that, as of the date Landlord receives such Third Party Offer, (i) there exists no "Event of Default" (as defined in Section 15.1), (ii) this Lease is still in full force and effect and (iii) except for an assignment or subletting permitted under Section 12.2 hereof, Tenant has neither assigned this Lease nor sublet more than twenty-five percent (25%) of the Rentable Floor Area of the Premises in the aggregate at that time under lease, leases or lease amendments between Landlord and Tenant. Said notice (herein called "Landlord's Submitted Offer") shall consist of a copy of the Third Party Offer and two counterpart originals of a commitment to enter into an amendment to this Lease to incorporate all of the space which is the subject of the Third Party Offer into the Premises demised under this Lease upon the terms and conditions of the Third Party Offer.

         (B) Tenant shall have the right to accept Landlord's Submitted Offer by executing such two (2) counterpart original commitments to enter into such lease amendment and delivering to Landlord the same within seven
         (7) days after Tenant's receipt of Landlord's Submitted Offer. Within ten (10) business days after Landlord's receipt of such accepted commitment, Landlord shall deliver to Tenant two (2) counterpart originals of an amendment to this Lease to incorporate all of the space which is the subject of the Third Party Offer into the Premises demised under this Lease upon the terms and conditions of such accepted commitment. Within ten (10) business days after Tenants receipt of such amendment Tenant shall execute both counterpart originals of such amendment and shall deliver the same to Landlord along with appropriate evidence of the authority of Tenant to enter into the transaction. If Tenant shall duly and timely comply with the foregoing, Landlord shall execute the two (2) counterpart original amendments and shall promptly return one (1) fully executed counterpart to Tenant.


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                                      -10-


         (C) (i) If at the expiration of seven (7) days after Tenant's receipt of Landlord's Submitted Offer Tenant shall not have accepted Landlord's Submitted Offer by entering into such commitment and delivering the same to Landlord, or (ii) if Tenant shall so execute and deliver such commitment but at the end of ten (10) business days after Tenant's receipt of such lease amendment (consistent with the terms of the executed commitment) Tenant has not entered into such lease amendment and delivered the same to Landlord and/or has not complied with the provisions of subparagraph (B) above, time being of the essence in respect to all of the same, Landlord shall be free for a period of one hundred eighty (180) days after the applicable of the events described in items (i) and (ii) above, as the case may be, to enter into a lease or leasing transaction of the space which is the subject of the Third Party Offer with the prospective tenant identified in the Third Party Offer upon terms and conditions substantially no less favorable to the Landlord than contained in Landlord's Submitted Offer without again offering such space to Tenant for lease, it being agreed that if Landlord does not so lease such portion of the First Offer Space (which was the subject of the Third Party Offer) during such one hundred eighty (180) day period to such Third Party Offeror or if such Third Party Offeror withdraws the Third Party Offer sooner than the expiration of such 180 day period or if the terms of the proposed lease with the tenant identified in said Third Party Offer become substantially less favorable to Landlord than those set forth in said Third Party Offer, then in any such event the terms of this Section shall again apply to such the First Offer Space which was the subject of the Third Party Offer. However, in the event that Landlord shall so lease such portion of the First Offer Space (which was the subject of and included in the Third Party Offer) during such one hundred and eighty (180) days period to such Third Party Offeror, Tenant shall have no further rights under this Section 2.4 to such portion of the First Offer Space which was the subject of and included in the Third Party Offer.

2.5      TENANT'S EXPANSION RIGHTS. (A) Subject to the provisions of this
         Section 2.5, by notice given by Tenant to Landlord ("Tenant's Notice") not later than ninety (90) days following the Office Premises Commencement Date (time being of the essence), which Tenant's Notice shall be accompanied by a payment to Landlord in the amount of the product of (i) $200.00 and (ii) the number of days from the Office Premises Commencement Date through the date Tenant gives Tenant's Notice to Landlord ("Tenant's Payment"), Tenant shall have the right to lease the First Offer Space; provided that, as of the date Landlord receives Tenant's Notice (i) there exists no "Event of Default" (as defined in Section 15.1), (ii) this Lease is still in full force and effect and (iii) except for an assignment or subletting permitted under
         Section 12.2 hereof, Tenant has neither assigned this Lease nor sublet more than twenty-five percent (25%) of the Rentable Floor Area of the Premises in the aggregate at that time under lease, leases or lease amendments between Landlord and Tenant. The Tenant's Payment shall be deemed earned for all purposes when received by Landlord and shall not be credited against any Annual Fixed Rent or Additional Rent and shall not be refunded to Tenant. If


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                                      -11-


         Tenant shall duly and timely give Tenant's Notice, the same shall constitute an agreement to enter into an amendment to this Lease to incorporate such space into the Premises upon all the same terms and conditions contained in this Lease except that (i) the First Offer Space shall be leased to Tenant in "as is" condition, there shall be no Special Allowance (the provisions of Section 3.1.1 hereof not being applicable to the First Offer Space), (ii) Tenant shall be responsible for all improvements to the First Offer Space, at Tenant's sole cost and expense; but subject to the provisions of Article IX hereof, (iii) Tenant shall bear all costs for Landlord to demise the First Offer Space from the remainder of the space in the Building not leased to Tenant, (iv) the commencement date for the First Offer Space shall be the date of Tenant's Notice (the "First Offer Space Commencement Date"), (v) the "Original Term" (defined in Section 1.2 hereof) shall be extended for all Premises then under lease, leases or amendments thereto (including, without limitation, the Initial Premises and the First Offer Space) for a period of two (2) years from the expiration date of the Original Term and the Original Term shall be conterminous as to all of the Premises, (vi) Sections 2.4.,and 2.5 shall, no longer be applicable, (vii) the Annual Fixed Rent for the First Offer Space for the period commencing on the First Offer Space Commencement Date and ending on the day preceding the first anniversary of the Office Premises Commencement Date shall be the product of (a) the Rentable Floor Area of the First Offer Space and (b) $3.625, and (viii) thereafter during the remainder of the Original Term (as so extended as above provided) the Annual Fixed Rent for the First Offer Space shall be the product of (a) the Rentable Floor Area of the First Offer Space and (b) $7.25.

         (B) Notwithstanding anything contained in this Section 2.5, in the event that Landlord shall offer the First Offer Space (or any portion thereof) to Tenant as provided in Section 2.4 within the ninety (90) day period set forth in Section 2.5(A) above, the provisions of this
         Section 2.5 shall automatically cease and terminate and Tenant's sole right to the First Offer Space shall be as set forth in and on the terms and conditions of Section 2.4 hereof.

                                   ARTICLE III

                         LEASE TERM AND EXTENSION OPTION

3.1      TERM. The Term of this Lease shall be the period specified in Section
         1.2 hereof as the "Lease Term", unless sooner terminated or extended as herein provided. The Lease Term hereof shall commence as to the Office Premises on the Office Premises Commencement Date defined in Section
         1.2 hereof. The Lease Term hereof shall commence as to the Warehouse Premises on the Warehouse Premises Commencement Date also defined in
         Section 1.2 hereof.

3.1.1 TERMINATION OPTION. By written notice ("Tenant's Termination Notice") given by Tenant to Landlord at any time prior to the 270th day prior to the third (3rd) anniversary of the Warehouse Premises Commencement Date, Tenant may elect to cancel and terminate this Lease effective on the day immediately preceding the third (3rd) anniversary of the Warehouse Premises Commencement Date (the "Early Termination Date") but not before or after said date; provided, however, that as a condition precedent to such cancellation and termination, Tenant must deliver to Landlord together with Tenant's Termination Notice good funds in an amount equal to the sum of (i) $238,134.00 plus (ii) an amount equal to twelve (12) months annual fixed rent respecting space in the Building (in addition to the Initial Premises) leased by Tenant pursuant to Sections 2.4 or 2.5 or otherwise (collectively herein called "Tenant's Termination Payment") and provided further that notwithstanding such termination and as a further condition precedent thereto, (i) Tenant shall pay to Landlord on a timely basis all Annual Fixed Rent, Tenant's share of operating costs, taxes and electricity, and all Additional Rent and, other amounts due from Tenant (including, but not limited to, all past due amounts thereof) through the Early Termination Date, (it being acknowledged and agreed that Tenant's Termination Payment is in addition to such amounts and no credit shall be given towards the payment of such amount on account of the payment of Tenant's Termination Payment), (ii) there shall be no "Event of Default" (as defined in Section 15.1) on either the date Tenant gives Tenant's Termination Notice or on the Early Termination Date and (iii) Tenant shall quit and vacate the Premises as of the Early Termination Date and surrender the same in the condition required by the applicable provisions of this Lease. In the event that Tenant's share of such operating costs, taxes and electricity, and such other Additional Rent and other amounts due through the Early Termination Date is not finally determined as of the giving of Tenant's Termination Notice, Tenant shall make payment on account as reasonably estimated by Landlord if so requested by Landlord and in any event Tenant shall make final payment of amounts due through the Early Termination Date within thirty (30) days after final billing therefor by Landlord. In the event of overpayment by Tenant, Landlord shall refund such overpayment to Tenant within a reasonable period of time not to exceed thirty (30) days. The obligations of Tenant and Landlord set forth in this Section 3.1.1 shall survive the termination of this Lease hereunder. If Tenant shall not give to Landlord an Early Termination Notice as provided in this
         Section 3.1.1 (time being of the essence), the provisions of this
         Section 3.1.1 shall be deemed null and void.

3.2 EXTENSION OPTION. (A) Provided that at the time of exercise of the herein described option to extend (i) there exists no "Event of Default" (defined in Section 15.1) and (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than twenty-five percent (25%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted under Section 12.2 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth and except that there shall be no further option to extend) for one (1) period of five (5) years as hereinafter set forth. The option period is sometimes herein referred to as the "Extended Term".

         (B)(i) If Tenant desires to exercise the option to extend the Term, then Tenant shall give notice to Landlord, not earlier than twelve (12) months nor later than nine (9) months prior to the expiration of the Original Term of Tenant's request for Landlord's quotation to Tenant of a proposed annual rent for the Extended Term. Within ten (10) days following Landlord's receipt of Tenant's request, Landlord shall deliver to Tenant such quotation. If at the expiration of thirty (30) days after the date when Landlord delivers such quotation to Tenant as aforesaid (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of an annual rental for the Extended Term and executed a written instrument extending the Original Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the "Broker Determination") of the Prevailing Market Rent (as defined in Exhibit E) for the Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit E.

         (B)(ii) If Tenant timely shall have requested the Broker Determination, then in order to exercise its right to extend the Original Term of this Lease for the Extended Term, Tenant, within thirty (30) days after receipt of the Broker Determination, shall give written notice to Landlord of Tenant's exercise of its right to extend the Lease Term for the Extended Term pursuant to this subsection 3.2(B)(ii), in which case the Annual Fixed Rent for the Extended Term shall be the greater of (a) the Prevailing Market Rent as determined by the Broker Determination or
         (b) the Annual Fixed Rent in effect during the last twelve (12) month period of the Original Tenn. Upon the giving of notice by Tenant within said thirty (30) day period as provided in this subsection (B)(ii) then this Lease and Lease Term hereof shall be extended for an additional term of five (5) years upon all of the same terms, conditions, covenants and agreements contained in this Lease except that the Annual Fixed Rent for the Extended Term shall be the rent determined as described in this subparagraph.

         (C) Upon the giving of notice by Tenant to Landlord exercising Tenant's option to extend the Lease Term in accordance with the provisions of either subsection B(i) or B(ii) above, then this Lease and the Lease Term hereof shall be extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 3.2, and in such event all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. Notwithstanding anything contained herein to the contrary, in no event shall the Lease Term hereof be extended for more than five (5) years after the expiration of the Original Lease Term hereof.

                                   ARTICLE IV

                                  CONSTRUCTION

4.1 CONSTRUCTION WORK. (A) Tenant shall give written notice to Landlord of Tenant's authorization for Landlord to commence construction of the work in the Initial Premises as described in Exhibit C ("Tenant's Construction Start Notice"). Subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control (collectively "Landlord's Force Majeure") or attributable to Tenant's action or inaction, Landlord shall commence construction of said work in the Initial Premises within five (5) business days after Landlord's receipt of Tenant's Construction Start Notice and Landlord shall use reasonable speed and diligence in the construction of the work to be undertaken by Landlord in the Initial Premises as described in Exhibit C. Tenant shall have no claim against Landlord for failure so to complete construction of the work in the Initial Premises. Notwithstanding anything herein contained, the failure of Tenant to give to Landlord a Tenant's Construction Start Notice and/or the failure of Landlord to complete the aforesaid work
         (i) shall not delay, postpone or otherwise alter either the Office Premises Commencement Date or the Warehouse Premises Commencement Date,
         (ii) shall not delay, postpone or otherwise alter the obligation of Tenant to pay Annual Fixed Rent and Additional Rent and to perform Tenant's other obligations under this Lease, (iii) shall not give Tenant any right to terminate this Lease or to offset, withhold, abate or otherwise deduct from Annual Fixed Rent or Additional Rent and (iv) shall not constitute a default of Landlord.

         Landlord shall use due diligence to complete as soon as conditions practically permit all punch list items and any work listed on applicable Certificates of Occupancy as being incomplete, and Tenant shall cooperate with Landlord in providing access as may be required to complete such work in a normal manner.

         Tenant agrees that no delay by it, or anyone employed by it, in performing work to prepare the Initial Premises for occupancy shall delay commencement of the Term or the obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee.

4.1.1 TENANT'S PAYMENT OF COST OF WORK. As of August 18, 1995, the cost of the work in the Initial Premises as described and/or shown on Exhibit C is $140,000.00 (the "Cost Of The Work"); provided, however, that if Tenant shall not give to Landlord a Tenant's Construction Start Notice by October 15, 1995 (time being of the essence), Landlord shall have the right to reprice the work described in Exhibit C and in such event Tenant shall, at its option by written notice to Landlord, either (i) have Landlord perform the work pursuant to the revised pricing and the Cost Of The Work to be paid to Landlord shall be adjusted consistent with the repricing (and Tenant shall together therewith give Landlord a Construction Start Notice) or
         (ii) elect to perform the work (at Tenant's sole cost and expense) with another contractor of Tenant's choosing which contractor shall be first approved by Landlord. If Tenant shall not give to Landlord a notice pursuant to the foregoing within ten (10) days after Tenant's receipt of the repricing, Tenant shall be deemed to have elected item (ii) above. Tenant covenants and agrees to pay for the entire cost of said work. If Tenant shall elect for Landlord to perform said work concurrently with Tenant's delivery of the Construction Start Notice to Landlord Tenant shall deliver to Landlord good funds in the total amount of the Cost Of The Work (as it may be adjusted as aforesaid). Landlord shall hold said amount in escrow subject to the following provisions of this Section 4.1.1. Not more frequently than once every thirty (30) days during the performance of said work and, in addition, upon substantial completion of said work, Landlord shall submit to Tenant a written statement of the work completed to the date of such statement (accompanied by billings or other reasonable evidence relating thereto). Landlord shall have the right to charge the escrow and to pay therefrom the cost of the work covered by the applicable statement submitted by Landlord and upon substantial completion of the work the escrow shall terminate and Landlord shall have the right to withdraw the balance of the funds in said escrow.

4.2      INTENTIONALLY OMITTED.

4.3 QUALITY AND PERFORMANCE OF WORK. Landlord shall perform the work described in Exhibit C and Tenant shall be obligated to pay for the cost of the work, described in Exhibit C as set forth in Section 4.1.1 hereof. The work described in Exhibit C shall be performed in substantial compliance with the requirements of the Americans with Disabilities Act and its implementing regulations. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance Requirements. All of Tenant's work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Section 1.2 or any person hereafter designated in substitution or addition by notice to the party relying. Only in the event Landlord performs the work described in Exhibit C, except to the extent to which Tenant shall have given Landlord notice of respects in which Landlord has not performed Landlord's construction obligations under this Article IV (i) not later than the end of the ninth (9th) full calendar month next beginning after the Warehouse Premises Commencement Date with respect to the heating, ventilating and air conditioning systems servicing the Premises, and (ii) not later than the sixth (6th) full calendar month next beginning after the Commencement Date with respect to Landlord's construction obligations under this Article IV not referenced in (i) above, Tenant shall be deemed conclusively to have approved Landlord's construction and shall have no claim that Landlord has failed to perform any of Landlord's obligations under this Article IV. Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the work contemplated under Exhibit C and as to which, in either case, Landlord performed the work described in Exhibit C and Tenant shall have given notice to Landlord, as aforesaid.

                                    ARTICLE V

                        ANNUAL FIXED RENT AND ELECTRICITY

5.1 FIXED RENT. Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Present Mailing Address specified in Section
         1.2 hereof, or at such other place as Landlord shall from time to time designate by notice, (1) on the applicable Commencement Date, and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, a sum equal to one-twelfth (1/12) of the Annual Fixed Rent specified in Section 1.2 hereof and (2) on the first day of each and every calendar month during each extension option period (if exercised), a sum equal to one-twelfth of the applicable Annual Fixed Rent as determined in Section 3.2 for the extension option period. Until notice of some other designation is given, Annual Fixed Rent and all other charges for which provision is herein made shall be paid by remittance to or to the order of BOSTON PROPERTIES, INC., Agents at 8 Arlington Street, Boston, Massachusetts 02116, and all remittances received by BOSTON PROPERTIES, INC., as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord.

         Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the applicable Commencement Date shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the applicable Commencement Date to the first day of the succeeding calendar month.

         Other charges payable by Tenant on a monthly basis, as elsewhere provided in this Lease, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion and shall commence on the applicable Commencement Date and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

         The Annual Fixed Rent and all other charges for which provision is made in this Lease shall be paid by Tenant to Landlord without setoff, deduction or abatement.

5.2 ELECTRICITY. Tenant covenants and agrees to take all steps required by the appropriate utility company to provide for the direct billing to Tenant of the electricity serving the Premises including, without limitation, making application(s) to such utility company in connection therewith and making any deposits (including, but not limited to, such letters of credit) as such utility company shall require. Tenant covenants and agrees to pay, punctually as and when due, all electricity charges and rates for and relating to the Premises and from time to time if requested by Landlord to provide Landlord with evidence of payment to, and good standing with, such utility company as Landlord may reasonably require. Tenant covenants and agrees to keep and maintain sufficient heat in the Premises in order to keep the portions of the pipes and other building systems located within the Premises from freezing. Tenant covenants and agrees to defend, save harmless and indemnify Landlord against all liability, cost and damage arising out of or in any way connected to providing heat in the Premises, to the payment, non-payment or late payment of any and all charges and rates and deposits to such utility company and the foregoing shall survive the expiration or early termination of this Lease.

5.3 NATURE OF LEASE. Except only as expressly provided in this Lease, it is the purpose and intent of Landlord and Tenant that this Lease constitute and be construed as, an absolutely net lease whereby, under all circumstances and conditions (whether not or hereafter existing or whether or not in the contemplation of the parties), this Lease shall yield to Landlord the full amount of the applicable Annual Fixed Rent and Additional Rent (collectively sometimes referred to as the "Rent") throughout the Lease Term, and Tenant shall pay such Rent without assertion of any counterclaim, set-off, deduction or defense and except only as otherwise expressly provided in this Lease, without abatement, suspension, deferment, diminution or reduction. Notwithstanding the foregoing, (i) Landlord shall perform the obligations as set forth in and subject to the provisions of Section 7.1 hereof and (ii) Landlord shall otherwise comply with the provisions of Sections 7.2 and 7.3 hereof subject, however, to reimbursement by Tenant as contained in
         Section 7.5 hereof.

                                   ARTICLE VI

                                      TAXES

6.1 DEFINITIONS. With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:

                  (a) "Tax Year" means the 12-month period beginning July 1 each year during the Lease Term or if the appropriate

                           Governmental tax fiscal period shall begin on any date other than July 1, such other date.

                  (b) "Landlord's Tax Expenses Allocable to the Premises" means the same proportion of Landlord's Tax Expenses as Rentable Floor Area of Tenants Premises bears to 95% of the Total Rentable Floor Area of the Building.

                  (c) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate "real estate taxes" (hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts with respect to that Tax Year; provided, however, that if in any Tax Year an abatement has been obtained on account of vacancies in the Building, or if the real estate taxes had initially been assessed in an amount to reflect such vacancies then Landlord's Tax Expenses shall be determined to be an amount equal to the taxes which would normally be expected to have been assessed had occupancy been ninety-five percent (95%) as of the reference date or period on which or in relation to which such assessment was made.

                  (d) "Real estate taxes" means all taxes and special assessments of every kind and nature assessed by any Governmental authority on the Site or the Building or the Property which the Landlord shall be obligated to pay because of or in connection with the ownership, leasing and operation of the Site and the Building and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest other than penalty interest payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of, or in addition to, the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building, or a Federal, State, County, Municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site or Building were the only property of Landlord.

6.2 TENANT'S SHARE OF REAL ESTATE TAXES. For each full Tax Year falling within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, Landlord's Tax Expenses Allocable to the Premises and for each fraction of a Tax Year falling within the Lease Term either at the beginning or end thereof, Tenant shall pay to Landlord, as Additional Rent, the product of such fraction and Landlord's Tax Expenses Allocable to the Premises for the full Tax Year in which such fraction of the Tax Year occurs. The payments required to be paid by Tenant as provided in the preceding sentence are herein called "Tenant's Tax Payments". Payments by Tenant on account of Tenant's Tax Payments shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount form time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's Tax Payments, five (5) days at least before that day on which tax payments by Landlord would become delinquent. Not later than ninety
         (90) days after Landlord's Tax Expenses Allocable to the Premises are determinable for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and Site, abatements and refunds, if any, of any such taxes and assessments, expenditures incurred in obtaining such abatement or refund, the amount of Tenant's Tax Payments, the amount thereof already paid by Tenant and the amount thereof overpaid by, or remaining due from Tenant for the period covered by such statement. Within thirty
         (30) days after the receipt of such statement, Tenant shall pay any sum remaining due. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. Expenditures for legal fees and for other expenses incurred in obtaining an abatement or refund may be charged against the abatement or refund before the adjustments are made for the Tax Year.

         To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by Landlord shall be rendered and payments made on account of such installments.

6.3 REAL ESTATE TAX ABATEMENT PROCEEDING. Provided that there shall not then be existing an Event of Default (defined in Section 15.1 hereof) and Tenant shall not have assigned this Lease nor sublet any portion of the Premises (except for an assignment or subletting permitted under Section 12.2 hereof), by written notice to Landlord received by Landlord at least forty-five (45) days prior to the date a real estate tax abatement application is required to be filed, Tenant shall have the right to request that Landlord institute appropriate tax abatement proceedings and if Landlord, in its sole judgement determines that it is desirable to do so, Landlord shall institute (or cause to be instituted) a real estate tax abatement proceeding. If Landlord shall so institute (or caused to be instituted) a tax abatement proceeding, Landlord shall have the right to compromise, negotiate or otherwise settle the proceeding and/or to determine to discontinue or otherwise conclude such proceeding.

                                   ARTICLE VII

             LANDLORD'S REPAIRS AND SERVICES AND TENANT'S ESCALATION
                                    PAYMENTS

7.1 STRUCTURAL REPAIRS. Except for (a) normal and reasonable wear and use and (b) damage caused by fire or other casualty and by eminent domain, Landlord shall, throughout the Lease Term, at Landlord's sole cost and expense, keep and maintain in good order, condition and repair the following portions of the Building: the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Building; provided, however, that Tenant shall pay to Landlord, as Additional Rent, the cost of any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them or to the extent of any. loss, destruction or damage caused by the negligent acts or omissions of Tenant, any assignee or subtenant or any agent, servant, employee, customer, visitor or contractor of any of them.

7.2 OTHER REPAIRS TO BE MADE BY LANDLORD. Except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 7.5, Landlord agrees to keep and maintain in good order, condition and repair the common areas and facilities of the Site and Building, including heating, ventilating, air conditioning, plumbing and other Building systems equipment servicing the Premises, except that Landlord shall in no event be responsible to Tenant for (a) the condition of glass in and about the Premises (other than for glass in exterior walls for which Landlord shall be responsible unless the damage thereto is attributable to Tenant's negligence or misuse, in which event the responsibility therefor shall be Tenant's), or (b) for any condition in the Premises or the Building caused by any act or neglect of Tenant or any agent, employee, contractor, assignee, subtenant or invitee of Tenant. Without limitation, Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in Section 7.1 or in this
         Section 7.2, unless expressly otherwise provided in this Lease or unless the need for the same is caused by the acts or omissions of Landlord, its contractors or agents.

7.3 SERVICES TO BE PROVIDED BY LANDLORD. Except as otherwise provided in this Lease and subject to provisions for reimbursement by Tenant as contained in Section 7.5 and Tenant's responsibilities in regard to electricity as provided in Section 5.2, Landlord agrees to furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar buildings and such additional special services as may be mutually agreed upon by Landlord and Tenant, upon reasonable and equitable rates from time to time established by Landlord. Landlord shall perform the work and/or services for which it charges Tenant under Section 7.4 hereof.

7.4 OPERATING COSTS DEFINED. "Operating Expenses Allocable to the Premises" means the same proportion of the Operating Expenses for the Property as Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building. "Operating Expenses for the Property" means the reasonable cost of operation of the Property incurred by Landlord, including those incurred in discharging Landlord's obligations under Sections 7.2 and 7.3. Such costs shall exclude payments of debt service and any other mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management or operation of the Building, the general overhead and administrative expenses of the home office of Landlord or Landlord's managing agent, and costs of special services rendered to tenants (including Tenant) for which a separate charge is made, advertising or promotional expenses or other costs directly attributable to seeking and obtaining new tenants or retaining existing tenants (including, without limitation, legal costs and costs of lease negotiations), costs due to Landlord's violations of law or Landlord's defaults under leases and costs of remedying non-compliance with law existing prior to performance of the work described in Exhibit C, but shall include, without limitation:

                  (a) compensation, wages and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons for their services in the operating, maintaining or cleaning of the Building or the Site;

                  (b) payments under service contracts with independent contractors for operating, maintaining or cleaning of the Building or the Site;

                  (c) steam, water, sewer, gas, oil, electricity and telephone charges (excluding such utility charges separately chargeable to tenants for additional or separate services and electricity charges paid by Tenant in the manner set forth in Section 5.2) and costs of maintaining letters of credit or other security as may be required by utility companies as a condition of providing such services;

                  (d) cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees);

                  (e)      cost of snow removal and care of landscaping;

                  (f)      cost of building and cleaning supplies and equipment;

                  (g) premiums for insurance carried with respect to the Property (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and of monthly installments of Annual Fixed Rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both Annual Fixed Rent and Additional Rent and, if there be any first mortgage on the Property, including such insurance as may be required by the holder of such first mortgage);

                  (h) management fees at reasonable rates consistent with the type of occupancy and the services rendered;

                  (i) depreciation for capital expenditures made by Landlord (x) to reduce operating expenses if Landlord reasonably shall have determined that the annual reduction in operating expenses shall exceed depreciation therefor or (y) to comply with applicable Legal Requirements hereafter enacted, (plus, in the case of both (x) and (y), an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the general locality in which the Building is located), and in the case of both (x) and (y) depreciation shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired, which useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item. Tenant shall not be obligated for any portion of the amount hereunder for periods after the expiration date of this Lease; and

                  (j) all other reasonable and necessary expenses paid in connection with the operating, cleaning and maintenance of the Building, the Site and said common areas and facilities and properly chargeable against income (including, without limitation, landscaping and maintenance of the parking areas of the Site and the repair and maintenance of the roof of the Building).

         Notwithstanding the foregoing, in determining the amount of Operating Expenses for the Property for any calendar year or portion thereof falling within the Lease Term, no decrease in Operating Expenses Allocable to the Property shall result in a reduction in the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancy in the Building rather than to any other causes.

7.5 TENANT'S SHARE OF OPERATING EXPENSES. (A) For each calendar year falling within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the Operating Expenses Allocable to the Premises (as defined in Section 7.4) and for each fraction of a calendar year falling within the Lease Term at the beginning or end thereof, Tenant shall pay to Landlord, as Additional Rent, the product of such fractions and the Operating Expenses Allocable to the Premises. The payments required to be paid by Tenant as provided in the preceding sentence are herein called "Tenant's Operating Costs Payments". Tenant's Operating Cost Payments shall be paid to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 7.5.

         (B) Payments by Tenant on account of Tenant's Operating Cost Payments shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's Operating Costs Payments for each calendar year during the Lease Term.

         (C) No later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the Property and the Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Tenant's Operating Cost Payments and the amount of Tenant's Operating Cost Payments remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.

         If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.

         Notwithstanding the provisions of the immediately preceding paragraph, if Tenant desires to contest such statement, Tenant shall give written notice to Landlord thereof within sixty (60) days after Tenant's receipt of such statement, time being of the essence. If the statement rendered by Landlord to Tenant shows a balance remaining due to Landlord, then as a condition precedent to Tenant contesting such statement and in addition to giving such a notice of contest, Tenant shall pay such balance under protest (with a written statement to Landlord of such payment under protest) within said sixty (60) day period. If Tenant shall fail to (i) give notice of such contest or (ii) to pay any such balance (with a notice of protest) within said sixty
         (60) day period, Tenant shall be deemed to have accepted such statement as rendered by Landlord. Within thirty (30) days after such notice of contest (together with payment under protest of any balance shown on Landlord's statement and a written statement thereof) to Landlord, time being of the essence, Tenant shall have the right during normal business hours and at Landlord's place of business to examine Landlord's books and records with respect to such statement on not less than three (3) days' prior written notice to Landlord. If such examination reveals that such statement is incorrect, the appropriate adjustment in the amount due from Tenant to landlord promptly shall be made and Tenant may make a demand on Landlord for payment of any refund claimed by Tenant as a result of such examination and if Landlord shall not pay such demand, Tenant shall have the right to bring and prosecute suit to collect such demand for payment but Landlord's failure to pay such demand for payment shall not entitle Tenant to offset against, withhold or otherwise deduct from Annual Fixed Rent or any Additional Rent nor shall Landlord's failure to pay Tenant's demand for payment be a default of Landlord or give Tenant the right to terminate this Lease, Tenant's sole right being to bring and prosecute such suit as aforesaid.

                                  ARTICLE VIII

                                TENANT'S REPAIRS

8.1 TENANTS REPAIRS AND MAINTENANCE. Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only for those repairs for which Landlord is responsible under the terms of Article VII of this Lease, reasonable use and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building by Tenant, Tenant's agents, employees, contractors, or invitees.

         If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith on demand, pay to Landlord as Additional Rent the cost thereof, and if Tenant shall default in such payment, Landlord shall have the remedies provided for non-payment of rent or other charges payable hereunder.

                                   ARTICLE IX

                                   ALTERATIONS

9.1 LANDLORD'S APPROVAL. Tenant covenants and agrees not to make alterations, additions or improvements to the Premises, whether before or during the Lease Term, except in accordance with plans and specifications therefor first approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. Landlord shall not be deemed unreasonable:

                  (a) for withholding approval of any alterations, additions or improvements which (i) in Landlord's opinion might adversely affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility serving any area of the Building outside of the Premises, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Building, or
                           (iii) enlarge the Rentable Floor Area of the Premises; or

                  (b) for making its approval conditional on Tenant's agreement to restore the Premises to its condition prior to such alteration, addition, or improvement at the expiration or earlier termination of the Lease Term.

         Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and applicable Insurance Requirements nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements.

9.2 CONFORMITY OF WORK. Tenant covenants and agrees that any alterations, additions, improvements or installations made by it to or upon the Premises shall be done in a good and workmanlike manner and in compliance with all applicable Legal Requirements and Insurance

         Requirements now or hereafter in force, that materials of first and otherwise good quality shall be employed therein, that the structure of the Building shall not be endangered or impaired thereby and that the Premises shall not be diminished in value thereby.

9.3 PERFORMANCE OF WORK. GOVERNMENTAL PERMITS AND INSURANCE. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Site or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant shall procure all necessary governmental permits before making any repairs, alterations, other improvements or installations. Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease. In addition, Tenant shall cause each contractor to carry workmen's compensation insurance in statutory amounts covering the employees of all contractors and subcontractors, and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may require reasonably from time to time during the Term of this Lease, but in no event less than the minimum amount of commercial general liability insurance or comprehensive general liability insurance Tenant is required to maintain as set forth in Section 1.2 hereof and as the same may be modified as provided in Section 13.2 hereof (all such insurance to be written in companies approved reasonably by Landlord and insuring Landlord, Landlord's managing agent and Tenant as well as contractors) and to deliver to Landlord certificates of all such insurance.

9.4 LIENS. Tenant covenants and agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees or contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Building or the Site and immediately to discharge any such liens which may so attach.

9.5 NATURE OF ALTERATIONS. All work, construction, repairs, alterations, other improvements or installations made to or upon the Premises (including, but not limited to, the construction performed by Landlord under Article IV), shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

                  (a) All trade fixtures whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term if so requested by Landlord. Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises.

                  (b) At the expiration or earlier termination of the Lease Term, unless otherwise agreed in writing by Landlord, Tenant shall remove any wiring for Tenant's computer, telephone and other communication systems and equipment and any alterations, additions and improvements made with Landlord's consent during the Lease Term for which such removal was made a condition of such consent under Section 9.1(b). Upon such removal Tenant shall restore the Premises to their condition prior to such alterations, additions and improvements and repair any damage occasioned by such removal and restoration.

                  (c) If Tenant shall make any alterations, additions or improvements to the Premises for which Landlord's approval is required under Section 9.1 without obtaining such approval, then at Landlord's request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such alterations, additions and improvements and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration. Nothing herein shall be deemed to be a consent to Tenant to make any such alterations, additions or improvements, the provisions of Section 9.1 being applicable to any such work.

9.6 INCREASES IN TAXES. Tenant shall pay, as additional rent, one hundred percent (100%) of any increase in real estate taxes on the Property which shall, at any time after the Commencement Date, result from alterations, additions or improvements to the Premises made by Tenant if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant. Tenant shall not be obligated to pay any portion of any increase in real estate taxes on the Property resulting from alterations, additions or improvements to other tenant premises made by such other tenants ("Other Tenant Alterations") where the taxing authority specifically determine such increase results from Other Tenant Alterations.

                                    ARTICLE X

                               PARKING AND LOADING

10.1 PARKING SPACES. Tenant shall have the right to use the Number of Parking Spaces (referred to in Section 1.2), in common with use by other tenants from time to time of the Building, of the parking area on the Site; provided, however, that Landlord shall not be obligated to furnish stalls or spaces in any parking area specifically designated for Tenant's use. Twenty (20) of the Total Number of Parking Spaces will be reserved for Tenant's use of its "step van vehicles" (so-called) and said twenty (20) spaces will be located at the southern most portion of the parking area. In addition, Tenant shall have the use of three (3) loading docks which are shown on the floor plan attached hereto as Exhibit B. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferrable except to a permitted assignee or subtenant as provided in Section 12.1 through Section 12.7. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused except to the extent of the gross negligence or willful misconduct of Landlord, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

                                   ARTICLE XI

                            CERTAIN TENANT COVENANTS

         Tenant covenants during the Lease Term and for such further time as Tenant occupies any part of the Premises:

11.1 To pay when due all Annual Fixed Rent and Additional Rent and all charges for utility services rendered to the Premises and service inspections therefor and, as further Additional Rent, all charges for additional and special services rendered pursuant to Section 7.3.

11.2 To use and occupy the Premises for only the Permitted Use and the Additional Permitted Uses but only in conformity with and subject to
         (i) applicable Insurance Requirements, (ii) applicable Legal Requirements and (iii) the terms, conditions and requirements set forth in the definition of Additional Permitted Uses in Section 1.2 hereof, and not to injure or deface the Premises or the Property, not to permit in the Premises any auction sale, vending machines (other than vending machines which dispense food, candy, nonalcoholic beverages, toiletries and similar grooming products) or flammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an warehouse and distribution building of the first-class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, Tenant shall not nor shall Tenant permit its employees, invitees or contractors to engage in any activity which may produce a hazardous material, waste or substance, or keep or maintain any substance which is or may hereafter be classified as a hazardous material, waste or substance, under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C.
         Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E, and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Waste Laws") and, further, Tenant shall comply and shall cause its employees, invitees, agents and contractors to comply with each of the foregoing. In the conduct of the Permitted Uses, Tenant shall have the right to use fluids or materials which would otherwise be classified as hazardous materials or substances under applicable Hazardous Waste Laws provided and on the condition that (i) such fluids or materials are customarily used in Tenant's business operations and are used in small quantities, (ii) Tenant shall comply with all requirements of Hazardous Waste Laws (including, but not limited to, all requirements thereof relating to (a) the use, storage, handling, keeping, disposal and transporting of such fluids and materials and (b) record keeping with respect thereto) and (ii) Tenant shall obtain all licenses, permits, special permits, approvals, consents and other permissions from all applicable governmental authorities necessary or required under all Legal Requirements and Hazardous Waste Laws from time to time in effect for and relating to the use, storage, handling, keeping, disposal and transporting of such fluids and materials (as, for example but not in limitation, flammable fuel or flammable substance licenses and registrations) and (iii) Tenant's use, storage, handling, keeping, disposal and transporting of such fluids and materials shall comply with and be permitted under all applicable Legal Requirements including, but not limited to, the provisions of the Town of Westwood Zoning By-Law from time to time in effect. In addition and notwithstanding the foregoing, Tenant shall indemnify and hold Landlord harmless from, against and on account of any violation or alleged violation of any Hazardous Waste Law, any applicable Legal Requirements and/or any applicable Insurance Requirement related to, regulating or covering the use, storage, handling, keeping, disposal and/or transporting of such fluids and materials caused (or alleged to be caused) by Tenant, its employees, officers, directors, invitees, agents or contractors and the provisions of this Section shall survive the expiration or termination of this Lease except to the extent caused by Landlord, its employees, officers, directors, invitees, agents and contractors. Further, Tenant assumes the obligation to pay any increase in Landlord's insurance premiums resulting from any of the foregoing and Tenant shall make such alterations as shall be required under or by applicable Legal Requirements (including applicable Hazardous Waste Laws) and applicable Insurance Requirements in order to keep, use, store, handle, dispose of and transport such fluids and materials, such alterations to be subject to the requirements of Article IX hereof.

11.3 Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Site and their facilities and approaches, but Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such rules and regulations.

11.4 To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal warehouse and distribution use, and to procure all licenses and permits so required because of any use made by Tenant other than normal warehouse and distribution use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

11.5 Not to place a load upon any floor in the Premises exceeding an average rate of 250 pounds of live load (including partitions) per square foot of floor area in the warehouse portion of the Building and 70 pounds of live load (including partitions) per square foot of floor area in the office portion of the Building; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize. Tenant's business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

11.6 To pay promptly when due all taxes which may be imposed upon Tenant's Property in the Premises to whomever assessed.

11.7     Intentionally Omitted.

11.8 Not to do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent hereunder.

11.9 Without limiting the provisions of Section 11.2 hereof, to comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant's particular use or occupancy of the Premises beyond normal use of space of this kind or are required pursuant to the provisions of
         Section 11.2 hereof. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.9.

                                   ARTICLE XII

                            ASSIGNMENT AND SUBLETTING

12.1 RESTRICTIONS ON TRANSFER. Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Article XII shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

12.2 EXCEPTIONS FOR PARENT OR SUBSIDIARY. Notwithstanding the foregoing provisions of Section 12.1 above and the provisions of Section 12.4 below, BUT subject to the provisions of Sections 12.5, 12.6 and 12.7 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any parent or subsidiary corporation of Tenant or to any corporation into which Tenant may be converted or with which it may merge.

12.3     LANDLORD'S TERMINATION RIGHT. Notwithstanding the provisions of Section
         12.1 above, in the event Tenant desires to assign this Lease or to sublet the whole (but not part) of the Premises (no partial subletting being permitted other than as provided in Section 12.2), Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within thirty (30) days after receipt of Tenant's notice, to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all rent and additional rent due from Tenant through the termination date. In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section the provisions of Sections 12.4-12.7 shall be applicable. This Section 12.3 shall not be applicable to an assignment or sublease pursuant to
         Section 12.2. Notwithstanding the foregoing, Tenant may, by written notice to Landlord given within fifteen (15) days after Tenant's receipt of Landlord's notice of termination as aforesaid, avoid such termination by giving written notice that Tenant has validly canceled any agreement to enter into such assignment or subletting and agreeing to remain as Tenant in the Premises pursuant to this Lease, provided that Tenant includes with its notice evidence reasonably satisfactory to Landlord evidencing such valid cancellation of such agreement to enter into such assignment or subletting. In the event Tenant so avoids Landlord's termination, this Lease shall remain in full force and effect in accordance with its terms as if such assignment or subletting had not been proposed and as if such termination had not been exercised.

12.4 CONSENT OF LANDLORD. Notwithstanding the provisions of Section 12.1 above, BUT subject to the provisions of this Section 12.4 and the provisions of Sections 12.5, 12.6 and 12.7 below, in the event that Landlord shall not have exercised the termination right as set forth in
         Section 12.3, or shall have failed to give any or timely notice under
         Section 12.3, then for a period of ninety (90) days (i) after the receipt of Landlord's notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the thirty (30) day period referred to in Section 12.3, in the event Landlord shall not give any or timely notice under Section 12.3 as the case may be, Tenant shall have the right to assign this Lease or sublet the whole (but not part) of the Premises in accordance with Tenant's notice to Landlord given as provided in Section 12.5 provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

                  (a) the proposed assignee or subtenant is not of a character consistent with the operation of a first class warehouse/distribution building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental agency), or

                  (b) the proposed assignee or subtenant is not of good character and reputation, or

                  (c) the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

                  (d) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.2 hereof, or

                  (e) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Operating Expenses for the Property beyond that which Landlord now incurs for use by Tenant; (ii) be likely to increase the burden on Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

                  (f) there shall be existing an Event of Default (defined in Section 15.1).

12.5 TENANT'S NOTICE. Tenant shall give Landlord notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 12.4, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section
         12.4 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 12.4, all other information necessary to make the determination referred to in Section
         12.4 above and (e) in the case of a proposed assignment or subletting pursuant to Section 12.2 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 12.2. No partial subletting shall be permitted.

         If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease (the whole but not part of the Premises) or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 12.3 shall be applicable.

12.6 PROFIT ON SUBLEASING OR ASSIGNMENT. In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 12.2 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any shall be paid to Landlord.

         The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent, Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The "Assignment/Sublease Net Revenues" shall be the fixed rent, Additional Rent and all other charges and sums payable either initially or over the term of the sublease or assignment PLUS all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be LIMITED to rent concessions, brokerage commissions reasonable out of pocket attorneys fees of Tenant's outside counsel and alteration allowances) amortized over the term of the sublease or assignment.

         All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

12.7 ADDITIONAL CONDITIONS. (A) It shall be a condition of the validity of any assignment or subletting of right under Section 12.2 above, or consented to under Section 12.4 above, that the assignee or sublessee agrees directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the Annual Fixed Rent, Additional Rent, and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 12.2, such subtenant shall agree on a pro rata basis to be so bound) including the provisions of Sections 12.1 through 12.7 hereof, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination of the Lease, the assignment or sublease shall be terminated.

         (B) As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

         (C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect Annual Fixed Rent, Additional Rent, and other charges from the assignee, sublessee or occupant and apply the net amount collected to the Annual Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 12.1 through 12.7 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

         (D) The consent by Landlord to an assignment or subletting under any of the provisions of Sections 12.2 or 12.4 shall in no wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

                                  ARTICLE XIII

              INDEMNITY AND COMMERCIAL GENERAL LIABILITY INSURANCE

13.1 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature arising from or claimed to have arisen from any act, omission or negligence of Tenant, or Tenant's contractors, licensees, invitees, agents, servants, independent contractors or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the date that possession of the Premises is first delivered to Tenant and until the end of the Lease Term and thereafter, so long as Tenant is in occupancy of any part of the Premises, in or about the Premises or arising from any accident, injury or damage occurring outside the Premises but within the Building or on the Site, where and to the extent such accident, injury or damage results, or is claimed to have resulted, from an act or omission on the part of Tenant or Tenant's contractors, licensees, invitees, agents, servants, independent contractors or employees.

         This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

13.2 COMMERCIAL GENERAL LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability or comprehensive general liability insurance with a broad form comprehensive liability endorsement under which Landlord and Landlord's managing agent (and such other persons as are in privity of estate with Landlord and Landlord's managing agent as may be set out in notice from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord, and those in privity of estate with Landlord and Landlord's managing agent, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Section 13.1 of this Article XIII, in the broadest form of such coverage from time to time available in the jurisdiction in which the Premises are located. Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord's said designees without thirty
         (30) days' prior notice to Landlord and to the holder of a mortgage on the Property, and a duplicate original or certificate thereof shall be delivered to Landlord. As of the Commencement Date hereof, the minimum limits of liability of such insurance shall be as specified in Section
         1.2 and from time to time during the Lease Term for such higher limits, if any, as are carried customarily in the Greater Boston Area with respect to similar properties.

13.3 NON-SUBROGATION. Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

13.4 TENANT'S RISK. To the maximum extent that this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Site as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant unless the same is caused by the gross negligence or wilful misconduct of Landlord, its contractors or agents.

13.5 LANDLORD'S INDEMNITY. Landlord agrees to indemnify and save Tenant harmless from and against injuries arising from or claimed to have arisen from the negligence of Landlord, its agents or employees occurring after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, provided, however that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures or personal property of Tenant and Landlord shall in no event be liable for any indirect or consequential damages; and provided, further, that the provisions of this Section shall not be applicable (i) to the holder of any mortgage now or hereafter on the Site or the Building (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting, the Site and/or Building or (ii) any person acquiring title as a result of, of subsequent to, a foreclosure of any such mortgage or a deed in lieu of foreclosure.

                                   ARTICLE XIV

                            FIRE CASUALTY AND TAKING

14.0 CASUALTY INSURANCE. Landlord shall carry at all times during the Term of this Lease with respect to the Building insurance against loss or damage covered by the so-called "all risk" type insurance coverage. Such insurance shall be in an amount equal to at least the replacement value of the Building, as reasonably estimated by Landlord from time to time, and such insurance may be written with a deductible as determined by landlord. Notwithstanding the foregoing provisions of this Section 14.0, if at any time or from time to time during the Term of this Lease (as it may be extended) "all risk" type insurance coverage shall not be available and/or if replacement value coverage shall not be available, then the type of fire and casualty insurance and the amount of such coverage shall be as determined by Landlord. Landlord may also maintain such other insurance as may from time to time be required by any mortgagee holding a first mortgage lien on the Building. Further, Landlord may also maintain such liability insurance and insurance against loss of Annual Fixed Rent and Additional Rent and such other risks and perils as Landlord deems proper. Any and all such insurance together with the liability insurance required or permitted to be carried under this Lease may be maintained under a blanket policy affecting other premises of Landlord and/or its affiliated business organizations.

14.1 DAMAGE RESULTING FROM CASUALTY. In case during the Lease Term the Building or the Site are damaged by fire or other casualty, and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days from the time that repair work would commence, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

         If during the last two (2) Lease Years of the Lease Term (AS IT MAY HAVE BEEN EXTENDED), the Building shall be damaged by fire or casualty and such fire or casualty damage to the Premises cannot reasonably be expected to be repaired or restored within one hundred eighty (180) days from the time that repair or restoration work would commence, then Tenant shall have the right, by giving notice to Landlord not later than thirty (30) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

         If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord has no right to terminate this Lease, and in either such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord, promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant's Operating Cost Payments and Tenant's share of real estate taxes according to the nature and extent of the injury to the Premises shall be abated from the date of casualty until the Premises shall have been put by Landlord substantially into such condition. Notwithstanding the foregoing but provided Landlord has maintained the insurance required by Section 14.0 hereof, Landlord shall not be obligated to expend for such repairs and restoration any amount in excess of the net insurance proceeds plus the amount of Landlord's deductible with respect to the Property.

         Where Landlord is obligated or otherwise elects to effect restoration of the Premises, unless such restoration is completed within ten (10) months from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's reasonable control (but in no event beyond thirteen (13) months from the date of the casualty or taking), Tenant shall have the right to terminate this Lease at anytime after the expiration of such ten (10) month (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within such thirty (30) day period such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.

14.2 UNINSURED CASUALTY. Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained or required to be maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety
         (90) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to Tenant given within thirty (30) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

14.3     RIGHTS OF TERMINATION FOR TAKING. Except as hereinafter provided in
         Section 14.4 hereof, if the Premises or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes as determined by Tenant acting reasonably and in good faith, shall be taken by condemnation or right of eminent domain, Tenant shall have the right to terminate this Lease by notice to Landlord of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If Tenant shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

         Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic or if the entire Building is so taken, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

         Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). Unless such work is completed within ten (10) months from the date of such determination, such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's reasonable control (but in no event beyond thirteen (13) months from the date of the taking), Tenant shall have the right to terminate this Lease at any time after the expiration of such ten (10) month (as extended) period until such work is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within such thirty (30) day period such work is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds.

         If the Premises shall be affected by any exercise of the power of eminent domain and neither Landlord nor Tenant shall terminate this Lease as provided above, then the Annual Fixed Rent, the Tenants Operating Cost Payments and Tenant's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's Operating Cost Payments and Tenants share of real estate taxes shall be abated for the remainder of the Lease Term.

14.4 AWARD. Except as otherwise provided in this Section 14.4, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the Site and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

         However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures so taken or relocation, moving and other dislocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                   ARTICLE XV

                                     DEFAULT

15.1 TENANT'S DEFAULT. This Lease and the term of this Lease are subject to the limitation that Tenant shall be in default if, at any time during the Lease Term, any one or more of the following events (herein called an "Event of

         Default" a "default of Tenant" or similar reference) shall occur and not be cured prior to the expiration of the grace period (if any) herein provided, as follows:

                  (a) Tenant shall fail to pay any installment of the Annual Fixed Rent, or any Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for seven (7) days after notice from Landlord thereof; or

                  (b) Landlord having rightfully given the notice specified in (a) above to Tenant three (3) times in any twelve
                           (12) month period, Tenant shall fail thereafter to pay the Annual Fixed Rent, Additional Rent or any other monetary amount due under this Lease on or before the date on which the same becomes due and payable; or

                  (c) Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately jeopardize Landlord's interest (such as, but without limitation, failure to maintain general liability insurance, or the employment of labor and contractors within the Premises which interfere with Landlord's work, in violation of Section 4.3 or Section 9.3), and such failure continues for three (3) days after notice from Landlord to Tenant thereof; or

                  (d) Tenant shall fail to perform or observe any other requirement, term, covenant or condition of this Lease (not hereinabove in this Section 15.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

                  (e) The estate hereby created shall be taken on execution or by other process of law; or

                  (f) Tenant shall make an assignment or trust mortgage arrangement, so-called, for the benefit of its creditors; or

                  (g) Tenant shall judicially be declared bankrupt or insolvent according to law; or

                  (h) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction; or

                  (i) any petition shall be filed against. Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within sixty (60) days after the institution of the same; or

                  (j) Tenant shall file any petition in any court, whether or not pursuant to any statute of the United States or any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or

                  (k)      Tenant otherwise abandons the Premises.

15.2 TERMINATION; RE-ENTRY. Upon the happening of any one or more of the aforementioned Events of Default (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord or Landlord's agents or servants may give to Tenant a notice (hereinafter called "notice of termination") terminating this Lease on a date specified in such notice of termination (which shall be not less than five (5) days after the date of the mailing of such notice of termination), and this Lease and the Lease Term, as well as any and all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire on the date set forth in such notice of termination in the same manner and with the same force and effect as if such date were the date originally specified herein for the expiration of the Lease Term, and Tenant shall then quit and surrender the Premises to Landlord.

         In addition or as an alternative to the giving of such notice of termination, Landlord or Landlord's agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Premises, together with all additions, alterations and improvements thereto; but, in any event under this
         Section 15.2, Tenant shall remain liable as hereinafter provided.

         The words "re-enter" and "re-entry" as used throughout this Article XV are not restricted to their technical legal meanings.

15.3 CONTINUED LIABILITY; RE-LETTING. If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent, all Additional Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, arid whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, or for the whole thereof, but, in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection. therewith, in the following manner:

         Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenants liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the term of this Lease is scheduled to expire according to its terms.

15.4 LIQUIDATED DAMAGES. Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after the termination of this Lease under
         Section 15.2, above, and whether or not Landlord shall have collected any damages as hereinbefore provided in this Article XV, and in lieu of all other such damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant from any period prior to such notice, such a sum as at the time of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges which would have been payable by Tenant under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant, over and above (b) the discounted present value, at a discount rate of 6%, of the Annual Fixed Rent, Additional Rent and other charges that would be received by Landlord if the Premises were re-leased at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in Annual Fixed Rent if such are applicable) prevailing at the time of such notice.

         For the purposes of this Article, if Landlord elects to require Tenant to Pay liquidated damages in accordance with this Section 15.4, the total rent shall be computed by assuming Tenants share of real estate taxes under Section 6.1 and Tenant's Operating Cost Payments under
         Section 7.4 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the date hereof, the partial year) immediately preceding such termination of re-entry.

         Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute, or rule of law in effect at the time when, and governing the proceeds in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

15.5 WAIVER OF REDEMPTION. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, after the expiration of applicable notice and cure periods, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

15.6 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty
         (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

                                   ARTICLE XVI

                            BANKRUPTCY OR INSOLVENCY

16.1 CHAPTER 7 PROCEEDINGS. If the Tenant shall become a debtor under Chapter 7 of the Bankruptcy Code and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if all of the provisions of Sections 16.2 and 16.4 of this Article XVI are satisfied. If Tenant or Tenant's trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of a petition, or such additional time as provided by the court within such 60-day period, this Lease shall be deemed to have been rejected. Immediately thereupon, Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease shall terminate, but Landlord's right to be compensated for damages (including, without limitation, damages pursuant to Article
         XV), in any such proceeding shall survive.

16.2 CHAPTER 11 PROCEEDINGS. If a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within the earlier of (i) confirmation of the plan and (ii) one hundred twenty
         (120) days from the date of the filing of the petition under Chapter 11 or such transfer thereto or Tenants trustee or Tenant, as debtor-in-possession, shall be deemed to have rejected this Lease. If Tenant's trustee or Tenant, as debtor-in-possession, has failed to perform all of Tenant's obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant's trustee or by Tenant, as debtor-in-possession, to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

                  (a) Tenants trustee or Tenant, as debtor-in-possession, has cured, or has provided Landlord with Assurance (hereinafter defined) that it will cure (i) all monetary defaults under this lease within ten (10) days from the date of such assumption, and (ii) all nonmonetary defaults under this lease within thirty
                           (30) days from the date of such assumption; and

                  (b) Tenants trustee or Tenant, as debtor-in-possession, has provided Landlord with Assurance of the future performance of each of the obligations under this Lease of Tenant, Tenant's trustee or Tenant, as debtor-in-possession, and has (i) deposited with Landlord, as security for the timely payment of rent hereunder, an amount equal to one annual installment of Annual Fixed Rent which Tenant was obligated to pay to Landlord under this Lease during the Lease Year in which such default occurred, and (ii) paid in advance to Landlord Tenant's annual obligations for Additional Rent and all other monetary charges payable by Tenant under this Lease. The obligations imposed upon Tenant's trustee or Tenant, as debtor-in possession, shall continue with respect to Tenant or any assignee of Tenant's interests in this Lease after the completion of bankruptcy proceedings.

         For purposes of this Section 16.2, Landlord and Tenant acknowledge that "Assurance" shall mean no less than: (i) Tenant's trustee or Tenant, as debtor-in-possession, has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administration expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease, and (ii) the Bankruptcy Court shall have entered an order segregating sufficient cash payment to Landlord, or Tenant's trustee or Tenant, as debtor-in-possession, or shall have granted a valid and perfected first lien and security interest and mortgage in property of Tenant, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant's trustee or Tenant, as debtor-in-possession, to cure defaults under this Lease, both monetary and nonmonetary, within the time period set forth above.

16.3 BANKRUPTCY EVENT FOLLOWING LEASE ASSUMPTION. If this Lease is assumed in accordance with the provisions of Section 16.2 and thereafter Tenant is liquidated or files or has filed against it a subsequent petition for reorganization or adjustment of debts under Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate within thirty (30) days after the occurrence of either of such events.

16.4 LEASE ASSIGNMENT FOLLOWING LEASE ASSUMPTION. If Tenant's trustee or Tenant, as debtor-in-possession, has assumed this Lease pursuant to the terms and provisions of Sections 16.1 and 16.2 of this Article for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of any such assignment. As used herein, "adequate assurance of future performance" shall mean that all of the following conditions have been satisfied:

                  (a) the proposed assignee has furnished Landlord with either (i) a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by such assignee of Tenants obligations under this Lease, or (ii) a guaranty or guaranties in form and substance satisfactory to Landlord from one or more persons or entities with aggregate net worth which Landlord reasonably determines to be sufficient to assure the future performance by such assignee of Tenant's obligations under this Lease; and

                  (b) Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing agreement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

16.5 USE AND OCCUPANCY CHARGES. When, pursuant to the Bankruptcy Code, Tenant's trustee or Tenant, as debtor-in-possession, shall be obliged to pay reasonable use and occupancy charges for the use of the Premises, such charges shall not be less than the Annual Fixed Rent which Tenant is obligated to pay to Landlord under this Lease, plus all Additional Rent and all other monetary charges payable by Tenant under this Lease.

16.6 FURTHER PROVISIONS. Neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any United States trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person of property of Tenant, unless Landlord shall have consented to such transfer in writing. No acceptance by Landlord of rent or any other payments from any United States trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord, nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

                                  ARTICLE XVII

                            MISCELLANEOUS PROVISIONS

17.1 WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder.

         Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other. .

         No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due .from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. Further, the acceptance by Landlord of Annual Fixed Rent, Additional Rent or any other charges paid by Tenant under this Lease shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not

         Landlord knows of such default, except for such defaults as to which such payment relates.

17.2 CUMULATIVE REMEDIES. The specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

17.3 QUIET ENJOYMENT. Landlord agrees that, upon Tenant's paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease, without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord's interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners and successors in interest of Landlord's interest under this Lease, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

17.4 SURRENDER. (A) No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the lease or a surrender of the Premises.

         (B) Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 8.1 and 9.5, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 9.5.

17.5 BROKERAGE. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the Recognized Brokers designated in Section 1.2 hereof; and in the event any claim is made against the Landlord relative to dealings with brokers other than the Recognized Brokers designated in Section
         1.2 hereof, Tenant shall defend the claim against Landlord with counsel of Landlord's selection and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

         (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Recognized Brokers designated in Section 1.2 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with parties other than the Recognized Brokers designated in
         Section 1.2 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord's selection, subject to approval by Tenant which shall not be unreasonably withheld, and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Recognized Brokers designated in Section 1.2 hereof.

17.6 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

17.7 PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Article XII hereof.

17.8 RECORDING. Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's and Tenant's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

17.9 NOTICES AND TIME FOR ACTION. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notices shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

                  If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

                  If intended for Tenant, addressed to Tenant at the address set forth on the first page of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

         Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

         Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

         Time is of the essence with respect to any and all notices and periods for giving of notice or taking any action thereto under this Lease.

17.10 WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

17.11 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

17.12 RIGHTS OF MORTGAGEE. This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that the holder of such mortgage agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to receipt of such instruments of recognition from such mortgagee as Tenant may reasonably request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the Date of this Lease, shall so elect this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

         If in connection with obtaining financing for the Demised Premises a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

17.13 RIGHTS OF GROUND LESSOR. If Landlord's interest in property (whether land only or land and buildings) which includes the Premises is acquired by another party and simultaneously leased back to Landlord herein, the holder of the ground lessor's interest in such lease shall enter into a recognition agreement with Tenant simultaneously with the sale and leaseback, wherein the ground lessor will agree to recognize the right of Tenant to use and occupy the Premises upon the payment of Annual Fixed Rent, Additional Rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder, and wherein Tenant shall agree to attorn to such ground lessor as its Landlord and to perform and observe all of the tenant obligations hereunder, in the event such ground lessor succeeds to the interest of Landlord hereunder under such ground lease.

17.14 NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the Premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 17.14, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

17.15 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

                  (a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

                  (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the Seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser-lessor agrees to recognize the right of Tenant to use and occupy the Demised Premises upon the payment of rent and all other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations under this Lease. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

17.16 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. Any such statement delivered by Tenant or Landlord pursuant to this Section
         17.16 may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises or by any other party f6r whom Landlord or Tenant may require such statement.

17.17 LANDLORD'S SELF-HELP. (A) If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) days' notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (a) the Base Rate from time to time announced by Bank of Boston as its Base Rate and (b) two percent (2%), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Annual Fixed Rent.

         (B) TENANT'S SELF-HELP. In the event Landlord fails to make such repairs as are required of Landlord under Sections 7.1 or 7.2 or to perform any other obligations of Landlord hereunder within thirty (30) days after written notice from Tenant to Landlord and to the holder of any mortgage on the Property of which Tenant has been given written notice by Landlord specifying the nature of such repairs or other obligations or if such repairs or other obligations are of the type which cannot be made or performed within such thirty (30) days, then if Landlord or the holder of any such mortgage (at the option of such mortgagee) fails to
         (i) commence making such repairs within thirty (30) days after such written notice from Tenant and (ii) thereafter prosecute such repairs or other obligations to completion with due diligence given the nature of such repairs or other obligations, then thereafter at any time prior to Landlord's commencing such repairs or other obligations, Tenant may, but need not, make such repairs or perform such other obligations and may make a demand on Landlord for payment of the reasonable cost thereof. If within thirty (30) days after receipt of such demand, Landlord shall not have paid same, then Tenant shall have the right to bring suit in a court of competent jurisdiction in the Commonwealth of Massachusetts seeking payment of the sum so claimed in Tenant's demand. However, in no event shall Tenant have the right to offset against, withhold or deduct from Annual Fixed Rent, or any Additional Rent or other charges payable under this Lease nor shall Landlord's failure to pay Tenant's demand be a default of Landlord or give Tenant the right to terminate this Lease, Tenant's right being to bring suit as aforesaid.

17.18 HOLDING OVER. Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance at one hundred fifty percent (150%) of the rents and other charges herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable; provided, however, that neither the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term.

17.19 ENTRY BY LANDLORD. Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency), have the right to enter the Premises at all reasonable times (except at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in Sections 4.2, 4.3, 7.1 and 7.2), and to show the Premises to prospective tenants during the twelve
         (12) months preceding expiration of the term of this Lease as it may have been extended and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees.

17.20 TENANT'S PAYMENTS. Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within ten (10) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant's sole cost and expense.

17.21 LATE PAYMENT. If Landlord shall not have received any payment or installment of rent on or before that date which is five (5) days following the date on which the same first becomes payable under this Lease (the "Due Date"), the amount of such payment or installment shall bear interest from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by The First National Bank of Boston from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (20/o), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

17.22 COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

17.23 ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto and affiliates of Landlord with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease and such Agreement to Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

17.24 LANDLORD LIABILITY. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets or the assets of Landlord's beneficiary other than Landlord's interest in the Property, and Tenant agrees to look solely to such interest in the Property for the satisfaction of any liability of Landlord (or Landlord's beneficiary) under this Lease, it being specifically agreed that neither Landlord, nor any successor holder of Landlord's interest hereunder, nor any beneficiary of any Trust of which any person from time to time holding Landlord's interest is Trustee, nor any such Trustee, shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors-in-interest, or to take any other action which shall not involve the personal liability of

         Landlord, or of any successor holder of Landlord's interest hereunder, or of any beneficiary of any trust of which any person from time to time holding Landlord's interest is Trustee, or of any such Trustee, to respond in monetary damages from Landlord's assets other than Landlord's interest in said Building, as aforesaid. In no event shall Landlord ever be liable for any indirect or consequential damages.

17.25 NO PARTNERSHIP. The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

17.26 SECURITY DEPOSIT. Tenant shall deposit with Landlord upon the execution of this Lease a total security deposit (herein sometimes called the "Security Deposit") in the amount of Sixty Thousand Dollars ($60,000.00). The Security Deposit shall be paid (i) in cash or by wire transfer to the account of Landlord (herein sometimes called the "Cash Security Deposit") and/or (ii) by an irrevocable, unconditional negotiable letter of credit (the "Letter of Credit") issued by and drawn on a bank, and in a form acceptable to Landlord, for the account of and payable to Landlord in such amount, which Letter of Credit shall permit one or more draws thereunder to be made accompanied only by certification by Landlord that pursuant to the terms of this Lease, Landlord is entitled to apply such Letter of Credit and the proceeds thereof to a default of Tenant or is otherwise entitled to the proceeds thereof pursuant to the provisions of this Lease (herein sometimes called the "Letter of Credit Security Deposit"). If the Letter of Credit Security Deposit shall be utilized, the Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case be renewed by Tenant each year thereafter and each renewal shall be delivered to and received by Landlord not later than thirty (30) days before the expiration of the then current Letter of Credit (herein called a "Renewal Presentation Date"). In the event of a failure to so deliver such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof. In the event of such a drawing under the Letter of Credit, the proceeds thereof shall be added to and shall become a part of the Cash Security Deposit.

         The Cash Security Deposit (as it may be increased by the proceeds of the Letter of Credit if drawn on as provided in the preceding paragraph) and the Letter of Credit Security Deposit shall be held by Landlord throughout the Term of this Lease (as it may be extended) as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease (which remain uncured following applicable notice and cure periods) and may be applied by Landlord on account of any defaults of Tenant under this Lease. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply the Cash Security Deposit and to draw upon and apply the proceeds of the Letter of Credit Security Deposit (or any part thereof) to Landlord's damages arising from any default on the part of Tenant.

         Provided that Tenant is not then in default (without benefit of any grace periods), on the expiration or earlier termination of the Lease Term and on the surrender of possession of the Premises by Tenant to Landlord at such time in the condition and manner provided for in this Lease and by law, Landlord shall return to Tenant the Security Deposit or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 17.26.

         While Landlord holds the Cash Security Deposit (or any other form or type of the Security Deposit), Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord's grantee for proper application of the Security Deposit in accordance with the terms of this Section 17.26 and the return thereof in accordance herewith and said transferee shall acknowledge receipt of the same in a writing delivered to Tenant.

         Neither the holder of a mortgage nor the landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless the Security Deposit shall have been received in hand by such holder or ground lessor.

         If the Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security. Deposit to the full amount required to be maintained by Tenant under this Section 17.26.

17.27 Based on and except as set forth in the "Report" (hereinafter defined), Landlord represents to Tenant that to the best of Landlord's actual knowledge, as of the date of the Report there were no "Hazardous Substances" (as defined in Section 11.2) on the Site which were required to be removed therefrom or otherwise abated by "Hazardous Substances Laws" (as defined in Section 11.2). The Report is that certain "Report On Oil And Hazardous Material Site Evaluation, Cullinet Software Inc., 25 to 31 Dartmouth Street, Westwood, Massachusetts" by Haley & Aldrich, Inc., dated May, 1990 (File No. 10532-40). Landlord has received no notices of violations of any Hazardous Substances Laws from any governmental authority and Landlord has no actual knowledge of any such violations.

17.28 Landlord warrants that Tenant's Premises in the Building and the appurtenances thereto are subject to and with the benefit of the title matters set forth in Exhibit F attached hereto. Further, Landlord represents that the building systems serving the Premises are in good working order and condition on the date of this Lease.

17.29 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of The Commonwealth of Massachusetts, as the same may from time to time exist.

         EXECUTED as a sealed instrument in two or more counterparts by persons or officers hereunto duly authorized on the Date set forth in Section 1.2 above.

WITNESS:                             LANDLORD:


/s/ C.W. PROBET                      /s/ MORTIMER B. ZUCKERMAN
--------------------------------     -------------------------------------------
                                     MORTIMER B. ZUCKERMAN, AS
                                     TRUSTEE OF BEE EM ZEE TRUST,
                                     BUT
                                     NOT INDIVIDUALLY

                                     TENANT:

                                     SKY ROCK SERVICES CORPORATION


                                     By:      /s/ TIMOTHY A. DEMELLO
                                     -------------------------------------------
                                     Name:  Timothy A. DeMello
                                     Title:  PRESIDENT (OR VICE PRESIDENT

ATTEST:


By.      /s/ TIMOTHY A. DEMELLO             By:      /s/ TIMOTHY A. DEMELLO
--------------------------------     -------------------------------------------
Name:  Timothy A. DeMello            Name:  Timothy A. DeMello
Title:  SECRETARY(OR ASSISTANT       Title:  TREASURER (OR ASSISTANT
         SECRETARY                            TREASURER
                                     HEREUNTO DULY AUTHORIZED

                                     (CORPORATE SEAL)

                                    EXHIBIT A

That certain parcel of land situate in Westwood in the County of Norfolk and said Commonwealth (with the building and improvements thereon) bounded and described as follows:

SOUTHWESTERLY by Dartmouth Street, as shown on plan hereinafter referred to, one hundred thirty (130) feet;

NORTHWESTERLY two hundred thirty four and 59/100 (234.59) feet, and

SOUTHWESTERLY ten (10) feet, by lot numbered 40, as indicated on said plan;

NORTHWESTERLY by lot numbered 36, as indicated on said plan, five hundred twenty 520) feet;

NORTHEASTERLY by lot numbered 47, as indicated on said plan, three hundred sixty (360) feet;

SOUTHEASTERLY by land now or formerly of Boston & Providence Railroad
              Corporation, eight hundred sixteen and 65/100 (816.65) feet;

SOUTHWESTERLY by lot numbered 57, as shown on said plan, twenty (20) feet; and

NORTHWESTERLY two hundred (200) feet,

SOUTHWESTERLY two hundred (200) feet, and

SOUTHERLY one hundred thirty seven and 94/100 (137.94) feet, by land now or formerly of Dedham Water Company.

Said parcel is shown as lot numbered 58 on a plan drawn by Pilling Engineering Company Inc., surveyors, dated April 1, 1966, as approved by the Land Court, filed in the Land Registration Office as No. 262940, a copy of a portion of which is filed in Norfolk Registry District with Certificate No. 80244,
Book 402.

                                    EXHIBIT E

                 BROKER DETERMINATION OF PREVAILING MARKET RENT

     Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1 TENANT'S REQUEST. Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Boston West Suburban Market, and (iii) explicitly state that Landlord is required to notify Tenant within thirty
     (30) days of an additional broker selected by Landlord.

2. LANDLORD'S RESPONSE. Within thirty (30) days after Landlord's receipt of Tenant's notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above.

3. SELECTION OF THIRD BROKER. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4. RENTAL VALUE DETERMINATION. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the period referred to in the Lease. Such annual fair market rental value determination (x) may include provision for annual increases in rent during said term if so determined, (y) shall take into account the as-is condition of the Premises and (z) shall take account of, and be expressed in relation to, the tax and operating cost provisions of the Lease and provisions for paying electricity as contained in the Lease. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

5. RESOLUTION OF BROKER DEADLOCK. If the Brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty
     (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent.

6. COSTS. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

7. FAILURE TO SELECT BROKER OR FAILURE OF BROKER TO SERVE. If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant's Broker shall alone make the determination of Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Greater Boston Real Estate Board, Inc. to designate the Third Broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Greater Boston Real Estate Board, Inc. Any broker appointed by the Greater Boston Real Estate Board, Inc., pursuant to the provisions hereof shall, for all purposes, have the same standing and powers as though originally appointed by the party originally designated to make such appointment by the terms hereof.

                                    EXHIBIT F

     The title matters are those matters (and the terms and conditions thereof) to which the Site is subject to and have the benefit of asset forth or referred to in the Owner's Certificate of Title, a copy of which is attached hereto.

                            FIRST AMENDMENT TO LEASE



     FIRSTAMENDMENT TO LEASE dated as of the 8th day of May, 1996, by and between 25-31 DARTMOUTH STREET ASSOCIATES LIMITED PARTNERSHIP ("Landlord") and STREAMLINE, INC. (formerly known as Sky Rock Services Corporation) ("Tenant").

                                    RECITALS

     By Lease dated August 18,1995 (the "Lease"), MORTIMER B. ZUCKERMAN, TRUSTEE OF BEE EM ZEE TRUST u/d/t dated May 10, 1976 (the "Trust"), being a predecessor in title to Landlord, did lease to Tenant and Tenant did lease from said landlord 36,636 square feet of rentable floor area in the building (the "Building") known as and numbered 25-31 Dartmouth Street, Westwood, Massachusetts (referred to in the Lease as the "Initial Premises") and hereinafter sometimes referred to as the "Initial Premises". Landlord is a successor in tide to the Trust and the beneficiary under the Trust.

     Tenant has determined to lease from Landlord an additional 20,111 square feet of rentable floor area (the "Rentable Floor Area of the Additional Premises") in the Building, which space is shown on Exhibit A attached hereto (hereinafter sometimes referred to as the "Additional Premises").

     Landlord and Tenant are entering into this instrument to set forth said leasing of the Additional Premises, to integrate the Additional Premises into the Lease, and to amend the Lease.

     NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1. Effective May 1, 1996 (the "Additional Premises Commencement Date") the Additional Premises shall constitute a part of the "Premises" demised to Tenant under the Lease, so that the "Premises" (as defined and used in the Lease), shall include both the Initial Premises and the Additional Premises. Except only as specifically set forth in this Amendment, all references in the Lease (as herein amended) to the "Premises" shall mean all of the Initial Premises and the Additional Premises.

2. (A) Landlord and Tenant acknowledge and agree that the Original Term of the Lease for the Initial Premises commenced as set forth in Section 1.2 of the Lease and expires on October 31, 2000 (being the last day of the sixtieth
     (60th) full calendar month following the October 2, 1995 "Warehouse Premises Commencement Date" as defined in said Section 1.2) unless extended or sooner terminated as provided in the Lease as herein amended.

     (B) The Original Term of the Lease for both the Initial Premises and the Additional Premises shall be coterminous. Accordingly, the definition of the "Original Term" of the Lease as set forth in Section 1.2 of the Lease is hereby amended by adding thereto the following:

          As to the Additional Premises, a period be inning on the Additional Premises Commencement Date and ending on October 31, 2000 (being the last day of the sixtieth (60th) full calendar month following the October 2, 1995 "Warehouse Premises Commencement Date", as defined in
          Section 1.2 of the Lease) unless extended or sooner terminated as provided in the Lease as herein amended.

3. The extension option set forth in Section 3.2 of the Lease must be exercised as to the entire Premises but not as to either the Initial Premises or the Additional Premises separately.

4. The "Rentable Floor Area of the Premises" as defined and used in the Lease as herein amended shall be 56,747 square feet (being the sum of the 36,636 square feet of Rentable Floor Area of the Initial Premises and the 20,111 square feet of Rentable Floor Area of the Additional Premises). In the definition of "Rentable Floor Area of the Premises" and the definition of "Premises", the words "or otherwise" shall be added at the end of each such definition.

5. (a) Annual Fixed Rent for the Initial Premises at the annual rates set forth in Section 1.2 of the Lease shall continue to be paid during the Original Lease Term.

          (b) Annual Fixed Rent for the Additional Premises during the Original Term shall be payable as follows:

          (i) for the calendar month of May, 1996, the monthly fixed rent shall be $3,631.15; and

          (ii) for the calendar month of June, 1996, the monthly fixed rent shall be $7,262.30; and

          (iii) for the period beginning on July 1, 1996 and continuing for the balance of the Original Term, Annual Fixed Rent shall be payable at the annual rate of $130,721.50 (being the product of (x) $6.50 and (y) the 20,111 square feet of rentable floor area of the Additional Premises), Such Annual Fixed Rent shall be payable in the manner and at the times provided in the Lease.

     (c) Annual Fixed Rent for the entire Premises (consisting of both the Initial Premises and the Additional Premises) during the Extended Term shall be payable as determined pursuant to Section 3.2 of the Lease (as amended by this Amendment).

6. For the purposes of computing Tenants payments for Operating Expenses pursuant to Sections 7.4 and 7.5 of the Lease and Tenant's payments for real estate taxes pursuant to Article VI of the Lease, for the portion of the Lease Term on and after the Additional Premises Commencement Date, the "Rentable Floor Area of the Premises" shall comprise a total of 56,747 square feet (being the sum of the 36,636 square feet of Rentable Floor Area of the Initial Premises and the 20,111 square feet of Rentable Floor Area of the Additional Premises). For the portion of the Lease Term prior to the Additional Premises Commencement Date, the Rentable Floor Area of the Premises shall be the Rentable Floor Area of the Initial Premises for such purposes.

7. The provisions of Article IV shall not apply to the Additional Premises. Landlord shall replace the existing windows in the Building with new thermopane, insulating glass windows as selected by Landlord. Landlord agrees to use reasonable efforts to complete such work. The failure of Landlord to complete such work on or prior to any particular date shall not postpone, defer or otherwise affect the Additional Premises Commencement Date or the Lease Term and shall not entitle Tenant to any abatement or reduction of Annual Fixed Rent or additional rent or the right to withhold or set off against Annual Fixed Rent or additional rent nor give rise to any right to terminate the Lease.

8. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment other than the "Recognized Brokers" (defined in Section 1.2 of the Lease) and in the event any claim is made against Landlord relative to dealings by Tenant with brokers (other than the "Recognized Brokers"), Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

     (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment other than the Recognized Brokers and in the event any claim is made against Tenant relative to dealings by Landlord with brokers (other than the "Recognized Brokers"), Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord shall be responsible for such commission, if any, as may be due to the Recognized Brokers.

     (c) The provisions of this Section 8 shall survive the expiration or termination of the Lease as herein amended.

9. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

10. Landlord and Tenant ratify and confirm the Lease (as herein amended) in all respects and covenant and agree that except as herein amended the Lease is and shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as herein amended.

     EXECUTED as a sealed instrument as of the date and year first above written.

                                    LANDLORD:

                                     25-31 DARTMOUTH STREET
                                     ASSOCIATES LIMITED
                                     PARTNERSHIP

                                     BY:  BP DARTMOUTH STREET, INC.

WITNESS:
                                     By:  /s/ EDWARD H. LINDE
                                          ------------------------------
                                     Name:  EDWARD H. LINDE
                                            ----------------------------
/s/ [WITNESS]                        Title:  PRESIDENT
--------------------                         ---------------------------
                                     HEREUNTO DULY AUTHORIZED


ATTEST:                              TENANT:

                                     STREAMLINE, INC.
By:  DAVID K. BLAKELOCK
     --------------------
Name: DAVID K. BLAKELOCK            By:  /s/ TIMOTHY A. DEMELLO
     --------------------                ------------------------------
Title:  SECRETARY-ASSISTANT         Name:   TIMOTHY A. DEMELLO
     ----------------------               -----------------------------
                                    Title:   PRESIDENT & TREASURER
                                          -----------------------------
                                          HEREUNTO DULY AUTHORIZED

                                          (CORPPRATE SEAL)

                            SECOND AMENDMENT TO LEASE

     SECOND AMENDMENT TO LEASE dated as of the 14th day of May, 1997, by and between 25-31 DARTMOUTH STREET ASSOCIATES LIMITED PARTNERSHIP ("Landlord") and STREAMLINE, INC. (formerly known as Sky Rock Services Corporation) ("Tenant").


         RECITALS

          By Lease dated August 18, 1995 (the "Lease"), MORTIMER B. ZUCKERMAN, TRUSTEE OF BEE EM ZEE TRUST u/d/t dated May 10, 1976 (the "Trust"), being a predecessor in title to Landlord, did lease to Tenant and Tenant did lease from said landlord 36,636 square feet of rentable floor area in the building (the "Building") known as and numbered 25-31 Dartmouth Street, Westwood, Massachusetts (referred to in the Lease as the "Initial Premises") and hereinafter sometimes referred to as the "Initial Premises." Landlord is a successor in title to the Trust and the beneficiary under the Trust.

     By First Amendment to Lease dated May 8, 1996 (the "First Amendment") Tenant leased from Landlord an additional 20,111 square feet of rentable floor area (the "Rentable Floor Area of the Additional Premises") in the Building, which space is shown on Exhibit A attached to such First Amendment (hereinafter sometimes referred to as the "Additional Premises").

         Tenant has determined to lease from Landlord an additional 10,469 square feet of rentable floor area (the "Rentable Floor Area of the Second Additional Premises") in the Building, which space is shown on Exhibit A attached hereto (hereinafter sometimes referred to as the "Second Additional Premises").

         Landlord and Tenant are entering into this instrument to set forth said leasing of the Second Additional Premises, to integrate the Second Additional Premises into the Lease, and to amend the Lease.

     NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1. Effective May 1, 1997 (the "Second Additional Premises Commencement Date") the Second Additional Premises shall constitute a part of the "Premises" demised to Tenant under the Lease, so that the "Premises" (as defined and used in the Lease), shall include the Initial Premises, the Additional Premises and the Second Additional Premises. Except only as specifically set forth in this Second Amendment to Lease (the "Second Amendment"), all references in the Lease to the "Premises" shall mean all of the Initial Premises, the Additional Premises and the Second Additional Premises.

2. The Original Term of the Lease for the Initial Premises, the Additional Premises and the Second Additional Premises shall be coterminous. Accordingly, the definition of the "Original Term" of the Lease as set forth in Section 1.2 of the Lease as amended by Section 2 of the First Amendment is hereby further amended by adding thereto the following:

     As to the Second Additional Premises, a period beginning on the Second Additional Premises Commencement Date and ending on October 31, 2000 unless extended or sooner terminated as provided in the Lease as herein amended.

3. The extension option set forth in Section 3.2 of the Lease must be exercised as to the Initial Premises, the Additional Premises and the Second Additional Premises collectively but not as to any of such spaces independently.

4. On and after the Second Additional Premises Commencement Date, the "Rentable Floor Area of the Premises" as defined and used in the Lease shall be 67,216 square feet (being the sum of the 36,636 square feet of Rentable Floor Area of the Initial Premises, the 20,111 square feet of Rentable Floor Area of the Additional Premises and the 10,469 square feet of Rentable Floor Area of the Second Additional Premises).

5. (A) Annual Fixed Rent for the Initial Premises at the annual rates set forth in Section 1.2 of the Lease shall continue to be paid during the Original Lease Term.

     (B) Annual Fixed Rent for the Additional Premises at the annual rates set forth in Section 5 of the First Amendment, shall continue to be paid during the Original Lease Term.

     (C) Annual Fixed Rent for the Second Additional Premises during the Original Term shall be payable at the annual rate of $68,049.00 (being the product of (x) $6.50 and (y) the 10,469 square feet of rentable floor area of the Second Additional Premises); provided, however, that Tenant shall not be required to make payments of Annual Fixed Rent for the period from the Second Additional Premises Commencement Date through August 31, 1997. Notwithstanding that the payment of Annual Fixed Rent payable by Tenant for the Second Additional Premises shall not commence until September 1, 1997 Tenant shall be subject to and shall comply with, all other provisions of the Lease (as amended) with respect to the Second Additional Premises as and of the times provided in the Lease as amended.

     (D) Annual Fixed Rent for the entire Premises (consisting of the Initial Premises, the Additional Premises and the Second Additional Premises) during the Extended Term shall be payable as determined pursuant to Section
     3.2 of the Lease.

6. For the purposes of computing Tenant's payments for Operating Expenses pursuant to Sections 7.4 and 7.5 of the Lease as amended by Section 6 of the First Amendment and Tenant's payments for real estate taxes pursuant to
     Article VI of the Lease as amended by Section 6 of the First Amendment, for the portion of the Lease Term on and after the Second Additional Premises Commencement Date, the "Rentable Floor Area of the Premises" shall comprise a total of 67,216 square feet (being the sum of the 36,636 square feet of Rentable Floor Area of the Initial Premises, the 20,111 square feet of Rentable Floor Area of the Additional Premises and the 10,469 square feet of Rentable Floor Area of the Second Additional Premises). For the portion of the Lease Term prior to the Second Additional Premises Commencement Date, the Rentable Floor Area of the Premises shall be as provided in the Lease as amended by the First Amendment.

7. The provisions of Article IV shall not apply to the Second Additional Premises. Landlord shall provide a handicap accessible bathroom and a handicap accessible ramp to the main entrance of the Premises as more particularly described on Exhibit B attached hereto. Landlord agrees to use due diligence to complete such work on or before June 15, 1997, however, the failure of Landlord to complete such work on or prior to June 15, 1997 shall not affect the Second Additional Premises Commencement Date or the Lease Term and shall not entitle Tenant to any abatement or reduction of Annual Fixed Rent or additional rent or the right to withhold or set off against Annual Fixed Rent or additional rent nor give rise to any right to terminate the Lease.

8. The Termination Option contained in Section 3.1.1 the Lease shall apply to the Initial Premises, the Additional Premises and the Second Additional Premises collectively and not to any of such spaces independently. Landlord and Tenant hereby acknowledge and agree that the amount of "Tenant's Termination Payment" (as defined in Section 3.1.1 of the Lease) shall be $436,904.00 (being the product of (x) $6.50 and (y) the Rentable Floor Area of the Premises (being 67,216 square feet)).

9. Sections 2.4 and 2.5 of the Lease are hereby deleted in their entirety and Landlord and Tenant acknowledge and agree that Tenant has no further rights thereunder.

10. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Second Amendment other than Meredith & Grew, Incorporated (the "Broker") and in the event any claim is made against Landlord relative to dealings by Tenant with brokers (other than the Broker), Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

     (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Second Amendment other than the Broker and in the event any claim is made against Tenant relative to dealings by Landlord with brokers (other than the Broker), Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord shall be responsible for such commission, if any, as may be due to the Broker.

     (C) The provisions of this Section 10 shall survive the expiration or termination of the Lease as herein amended.

11. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

12. Landlord and Tenant ratify and confirm the Lease (as herein amended) in all respects and covenant and agree that except as herein amended the Lease is and shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as amended by the First Amendment and as herein amended.

     EXECUTED as a sealed instrument as of the date and year first above written.

                               LANDLORD:

                               25-31 DARTMOUTH STREET ASSOCIATES

                               LIMITED PARTNERSHIP

                               BY: BP DARTMOUTH STREET, INC.

WITNESS:                       By: /s/ EDWARD H. LINDE
                                   ------------------------------------
                               Name: EDWARD H. LINDE
                                   ------------------------------------
/s/ [WITNESS]                  Title: PRESIDENT
------------------------            -----------------------------------
                                    HEREUNTO DULY AUTHORIZED



                       [SIGNATURES CONTINUED ON NEXT PAGE]

ATTEST:                                     TENANT:

                                            STREAMLINE, INC.


By: /s/ DAVID A. BLAKELOCK          By: TIMOTHY A. DEMELLO
    ----------------------              ---------------------
Name: DAVID A. BLAKELOCK            Name: TIMOTHY A. DEMELLO
    ----------------------                ---------------------
Title: SECRETARY                    Title: PRESIDENT AND TREASURER
    ----------------------                 -----------------------
                                           HEREUNTO DULY AUTHORIZED



                                          (Corporate Seal)